UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 1)

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EPIC ENERGY RESOURCES, INC.

 (Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EPIC ENERGY RESOURCES, INC.
1450 Lake Robbins Drive, Suite 160
The Woodlands, TX 77380
(281) 419-3742

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held July 7, 2010

The Annual Meeting of Shareholders of Epic Energy Resources, Inc. (the “Company”) will be held on July 7, 2010 at 9:00 A.M. (local time) at the Company’s corporate offices located at 1450 Lake Robbins Drive, Suite 160, The Woodlands, TX 77380, for the following purposes:

1.	To elect six directors to the Company’s Board of Directors, to hold office until the 2011 Annual Meeting of Shareholders, and until their successors are duly elected and qualified;
2.
To adopt an amendment of Article IV of the Company’s Articles  of Incorporation to increase the number of authorized shares of Common Stock, no par value, from one hundred million (100,000,000) to three hundred million (300,000,000) and the number of authorized shares of Preferred Stock, no par value, from ten million (10,000,000) to twenty million (20,000,000); and

3.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only the shareholders of record at the close of business on June 1, 2010, will be entitled to notice of, and to attend and vote at, the Annual Meeting or any adjournments or postponements thereof.  A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s headquarters for at least 10 days prior to the Annual Meeting and will also be available for inspection at the Annual Meeting.  Our Annual Report for the fiscal year ended December 31, 2009 is being provided to shareholders with this proxy statement.  The Annual Report is not part of the proxy soliciting material.

By Order of the Board of Directors

The Woodlands, Texas	John S. Ippolito
June 1, 2010	Chief Executive Officer and President

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR SHAREHOLDER MEETING TO BE HELD ON JULY 7, 2010.

The Proxy Statement and Annual Report are available at our website at www.1epic.com.

YOUR VOTE IS VERY IMPORTANT!

You are cordially invited to attend the Annual Meeting.  If you cannot attend the Annual Meeting in person, to ensure that your shares are represented at the Annual Meeting, please submit your proxy and vote as follows:

•
By mail — complete, sign and date the enclosed proxy card and return it promptly, but no later than July 1, 2010, in the accompanying envelope (which requires no postage if mailed in the United States).

The person executing the proxy may revoke it at any time before the final vote at the Annual Meeting by filing with our transfer agent an instrument of revocation. An instrument of revocation may include either of the following:

•
Completing, signing and returning a new proxy card.  The new proxy card must be dated after the original proxy card and must be returned no later than July1, 2010, (only your latest proxy card submitted prior to the Annual Meeting will be counted), or

•	Voting in person at the Annual Meeting

All shareholders, regardless of whether they expect to attend the Annual Meeting in person, are requested to submit their proxy by using the mail in advance of the Annual Meeting.  The giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

EPIC ENERGY RESOURCES, INC.

1450 Lake Robbins Drive, Suite 160
The Woodlands, TX 77380
(281) 419-3742

PROXY STATEMENT

2010 ANNUAL MEETING OF SHAREHOLDERS
To be held July 7, 2010 at 1450 Lake Robbins Drive, Suite 160
The Woodlands, Texas 77380

SOLICITATION AND REVOCATION OF PROXIES

This proxy statement is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Epic Energy Resources, Inc., a Colorado corporation (referred to as the “Company” or “Epic” or “we” or “us”), to be voted at the Annual Meeting of Shareholders to be held at 9:00 A.M (local time) on July 7, 2010 at the Company’s corporate offices located at 1450 Lake Robbins Drive, Suite 160, The Woodlands, TX 77380, or at any adjournments or postponements of the Annual Meeting.  We anticipate that this proxy statement and the accompanying form of proxy will be mailed to shareholders on or about June 1, 2010.

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. In accordance with SEC rules, you may access our proxy statement at www.1epic.com.  Shareholders may vote at the Annual Meeting in person or by proxy. Proxies validly delivered by shareholders (by mail as described below) and timely received by us will be voted in accordance with the instructions contained therein. If a shareholder provides a proxy but gives no instructions, such shareholder’s shares will be voted in accordance with the recommendation of our Board.

The person executing the proxy may revoke it at any time before the final vote at the Annual Meeting by filing with our transfer agent an instrument of revocation. An instrument of revocation may include either of the following:

•
Completing, signing and returning a new proxy card.  The new proxy card must be dated after the original proxy card and must be returned no later than July1, 2010, (only your latest proxy card submitted prior to the Annual Meeting will be counted), or

•	Voting in person at the Annual Meeting

The solicitation of proxies is being made through mailings.  However, following the initial solicitation, further solicitations may be made by telephone or oral communication with shareholders.  Our officers, directors and employees may solicit proxies, but these persons will not receive compensation for that solicitation other than their regular compensation.  Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to provide access to the solicitation materials to beneficial owners of the shares held of record by those persons.  We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing.  We will pay all expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material.

Our Annual Report, including financial statements for the fiscal year ended December 31, 2009, is being mailed to shareholders with this proxy statement, but the Annual Report does not constitute part of the proxy soliciting material.

VOTING SECURITIES

The close of business on June 1, 2010 will be fixed as the record date for the determination of holders of record of the Company’s common stock, no par value per share (“Common Stock”), entitled to notice of and to vote at the Annual Meeting.  As of April 30, 2010, 79,654,594 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.  A majority of the issued and outstanding shares of Common Stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the shareholders.  If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received at the Annual Meeting or by proxy prior to the Annual Meeting date, we intend to postpone or adjourn the Annual Meeting in order to solicit additional votes.  The form of proxy we are soliciting requests authority for the proxies, in their discretion, to vote the shareholders’ shares with respect to a postponement or adjournment of the Annual Meeting.  At any postponed or adjourned meeting, we will vote any proxies received in the same manner described in this proxy statement with respect to the original Annual Meeting.

VOTING PROCEDURES

Votes at the Annual Meeting are counted by an inspector of election appointed by the Chairman of the Annual Meeting, and you can ensure that your shares are voted at the Annual Meeting by completing, signing, dating and returning the enclosed proxy form in the envelope provided.  Each share of Common Stock entitles the holder thereof to one vote.  If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of the items submitted to shareholders for their consideration, except for the election of our directors, for which a plurality of the votes cast is required.  Cumulative voting is not permitted in the election of directors or otherwise.  Holders’ of the Company’s Series A Convertible Preferred Stock (“Preferred Stock”) are not entitled to vote on the matters described in this proxy.  Abstentions by those present at the Annual Meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes.  If a shareholder submits his or her proxy card and withholds authority to vote for any or all of the items, the votes represented by the proxy card will be deemed to be present at the Annual Meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes.  Shareholders who hold shares of the Company’s Common Stock in “street name” may attend and vote at the Annual Meeting only if they hold a valid proxy from their broker.  Without a valid proxy, such beneficial holders cannot vote at the Annual Meeting because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf.

AVAILABLE INFORMATION

Copies of the Annual Report are being sent to each shareholder with this proxy statement.  Shareholders may also obtain copies of our reports filed with the SEC by accessing the SEC’s website at http://www.sec.gov/ or by accessing the Company’s website at www.1epic.com

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information as of April 30, 2010  with respect to the beneficial ownership of our Common Stock and Preferred Stock (i) by our directors, (ii) by our named executive officers, (iii) by shareholders known by us to own 5% or more of our Common Stock, and (iv) by all executive officers and directors as a group. The term “named executive officer” refers to our principal executive officer, our two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at the end of 2009, and two additional individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as executive officers of the Company at the end of 2009.  Beneficial ownership is determined in accordance with the Rule 13d-3(a) of the Securities Exchange Act of 1934, as amended (the “Act”), and generally includes voting or investment power with respect to securities.  Except as subject to community property laws, where applicable, the person named below has sole voting and investment power with respect to all shares of our Common Stock and/or Preferred Stock shown as beneficially owned by him. As of April 30, 2010, we had 79,654,594 shares of Common Stock issued and outstanding and 4,258,393 shares of Preferred Stock issued and outstanding.  Amounts shown for our Common Stock include options that are currently exercisable, options and restricted shares that may become exercisable/vested, and Preferred Stock that may be converted into Common Stock within 60 days of April 30, 2010.  Each share of our Preferred Stock will be convertible into 14 shares of Common Stock at any time after approval of Proposal 2 in this Proxy Statement, subject in some cases to contractual limitations on conversion.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Common Stock Outstanding	Number of Shares of Preferred Stock Beneficially Owned	Percent of Preferred Stock Outstanding
John Ippolito 1450 Lake Robbins, Suite 160 The Woodlands, TX 77380	5,772,123	(1)	7.2%
Michael Kinney 1450 Lake Robbins, Suite 160 The Woodlands, TX 77380	757,000	(2)	1.0%
John Hageman 1450 Lake Robbins, Suite 160 The Woodlands, TX 77380	237,000	(3)	*
Rex Doyle 1450 Lake Robbins, Suite 160 The Woodlands, TX 77380	4,832,023		6.1%
Al Carnrite 333 N. Sam Houston Pkwy E., Suite 1060 Houston, TX 77060	2,093,467	(3)	2.6%
W. Robert Eissler 1450 Lake Robbins, Suite 160 The Woodlands, TX 77380	155,000	(4)	*
Dr. Robert Ferguson 1450 Lake Robbins, Suite 160 The Woodlands, TX 77380	208,000	(3)	*
Martin Lipper 1450 Lake Robbins, Suite 160 The Woodlands, TX 77380	100,000	(4)	*
Tamer El-Rayess 1450 Lake Robbins, Suite 160 The Woodlands, TX 77380	100,000	(4)	*
Jack Schanck 702 N. Winfree Dayton, TX 77535	-	(5)	*
All Executive Officers and Directors as a group (10 persons)	9,419,590		11.8%
Midsummer Investment Ltd. 485 Madison Avenue, 23rd Floor New York, NY 10022	3,166,668	(6)	4.0%	598,393	14.1%
Whitebox Convertible Arbitrage Partners, LP Whitebox Special Opportunities Pandora Select Partners, LP Cineasias Partners F Cubed Partners IAM Mini Fund c/o Whitebox Advisors LLC 3033 Excelsior Blvd, Suite 300 Minneapolis, MN 55416-4675	30,967,415		38.9%
Castex New Ventures, L.P. 333 N. Sam Houston Pkwy E, Suite 1060 Houston, TX 77060				1,500,000	35.2%
Jacobs Exploration 157 South Main St, Lynch Bldg Albany, TX 76430				500,000	11.7%
Asher Resources 2602 McKinney Ave, Suite 100 Dallas, TX 75204				500,000	11.7%
*      Less than 1%.

(1)	Includes 432,000 shares issuable upon exercise of options exercisable within 60 days.
(2)	Includes 465,000 shares issuable upon exercise of options exercisable within 60 days.
(3)	Includes 150,000 shares issuable upon exercise of options exercisable within 60 days.
(4)	Includes 100,000 shares issuable upon exercise of options exercisable within 60 days.
(5)	New director approved by the Board on April 29, 2010.
(6)	Excludes 598,393 preferred shares with a 14 to 1 conversion ratio.

ITEM 1.  ELECTION OF DIRECTORS

At the Annual Meeting, the shareholders will elect six directors to serve as our Board.  Each director will be elected to hold office until the next Annual Meeting of shareholders and thereafter until his successor is duly elected and qualified or until his earlier death, retirement, resignation or removal.  The affirmative vote of a plurality of the shares voted at the Annual Meeting in person or by proxy is required to elect each director, assuming a quorum is present.  Cumulative voting is not permitted in the election of directors.  In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as the Board’s nominees for directors.  All of the nominees currently serve on the Board.

It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board may recommend.

The following table sets forth, with respect to each nominee for director, the nominee’s age, positions and offices with the Company, the expiration of the nominee’s term as a director and the year in which the nominee first became a director.  Individual background information concerning each of the nominees follows the table.  For additional information concerning the nominees, including stock ownership and compensation, see “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management,” and “Certain Transactions with Management and Principal Shareholders.”

Name	Age	Position(s) and Office(s) with the Company	Expiration of Term of Director	Initial Date as Director
Alan Carnrite	51	Chairman of the Board	2010 Annual Meeting	November 2008

W. Robert Eissler	59	Director	2010 Annual Meeting	December 2006

Tamer El-Rayess	39	Director	2010 Annual Meeting	March 2009

Dr. Robert Ferguson	66	Director	2010 Annual Meeting	December 2006

Martin Lipper	75	Director	2010 Annual Meeting	March 2009

Jack W. Schanck	58	Director	2010 Annual Meeting	April 30, 2010

ALAN CARNITE, 51

Alan Carnrite has been a director of Epic since November 2008.  Since 2003, Mr. Carnrite has been a partner in a private oil and gas company and also leads an energy focused private equity fund.  With over 25 years of experience in diversified oil and gas, he has been an advisor to many companies in the E&P industry. From 2001 to 2003, Mr. Carnrite was a Managing Director and led the energy consulting practice at Jefferies Randall & Dewey ..  Mr. Carnrite was a founder of the Carnrite Group LLC (now a business unit of Epic) and the energy management consulting firm, Sterling Consulting Group, where he specialized in enhancing integrated companies' shareholder value through mergers and acquisitions, strategic leadership and value-added management assignments.  From 1981 to 2001, Mr. Carnrite worked for a large Canadian integrated energy company, where he played a key role in the firm’s privatization, the largest in Canadian history.  Mr. Carnite is an officer of the general partner of Castex New Ventures L.P., which owns 1,500,000 shares of Preferred Stock.   Mr. Carnrite was selected as a director and as Chairman, due to his extensive experience in the oil and gas industry, his successful business history and his long term relationship with numerous oil and gas companies in North America and internationally.

W. ROBERT EISSLER, 59

W. Robert Eissler has been a director of Epic since December 2006. Since 1983 Mr. Eissler has been the President of Eissler & Associates, an executive recruiting firm based in The Woodlands, Texas. Mr. Eissler also serves as a Texas State Representative for the 81st Legislature (2009-2010).  Mr. Eissler was elected as a director because of his business background as an executive recruiter and the skills he brings to the Board a Texas State Representative.

TAMER EL-RAYESS, 39

Tamer El-Rayess has been a director of Epic since March 2009.  Mr. El-Rayess received a BS in Physics from Rensselaer Polytechnic Institute in 1991 and earned a MBA in Finance with a minor in International Finance from New York University, Stern School of Business in 1995.  Since 2002 Mr. El-Rayess has served as Global Head, Commodities Finance & Capital Investments at UBS AG and has previously served as Vice President of Goldman Sachs Principal Finance Group from 1999 to 2002.  Mr. El-Rayess is also the founder of UIV, LLC, a private equity fund, focused on various industry sectors including energy since 2003.  UIV, LLC has a 50%  membership interest in Argos Asset Management, LLC (a joint venture partner with the Company).  Mr. El-Rayess was elected to the Board because of his finance and investment experience in the oil and gas industry.

DR. ROBERT FERGUSON, 66

Dr. Robert M. Ferguson has been a director of Epic since December 2006. Since October 2005 Dr. Ferguson has been the President of the Leadership Institute for Vision and Ethics (Live) in Houston, Texas. Between January 2002 and September 2005 Dr. Ferguson was an independent consultant in the areas of organization and leadership. Since 2002 Dr. Ferguson has been an Adjunct Professor of Philosophy and Business Ethics at the Lone Star College, Montgomery in The Woodlands, Texas, and an Adjunct Professor in Business Ethics and Biblical Studies at Belhaven College in Houston, Texas. Since February 2008 Dr. Ferguson has been pastor at the Faith Fellowship Church in Spring, Texas. Between January 2002 and October 2005 he was pastor at Spring Cypress Presbyterian Church in Spring, Texas. Mr. Ferguson was appointed to the Board because of his extensive experience and expertise in governance, business ethics and  leadership.

MARTIN LIPPER, 75

Martin Lipper has been a director of Epic since March 2009.  As of December 2007, Mr. Lipper is also a director of TX Holdings, Inc., a publicly reporting company.  Mr. Lipper is a Korean War Veteran, graduated from New York University in 1958 with a Bachelor of Science degree in Finance and Economics. Mr. Lipper began his career on Wall Street as a securities analyst specializing in bank stock analysis. He joined the Bank of New York and was a senior bank insurance and finance analyst. Later he became co-director of research at Eastman Dillon Union Securities and later Purcell Graham. In 1973, Mr. Lipper became Vice President and Treasurer of APF Electronics. From May 2002 to November 2006, Mr. Lipper was a Director of Research for Brill Securities, a regional NASD firm.  From November 2006 to March 2009, Mr. Lipper served as Senior Vice President and Research Director of Baron Group U.S.A.  Mr. Lipper is currently a Vice President of Research for the Wall Street Communications Group.  Mr. Lipper was appointed to the Board due to his extensive and diverse experience in public companies, especially the banking industry.

JACK W. SCHANCK, 58

Mr. Schanck has over 20 years of oil and gas industry experience.  Since 2006, he has been a managing partner and Chief Executive Officer for Tecton Energy, a privately held investment energy company headquartered in Houston, Texas.  Since 2008, Mr. Schanck has been a board member of Penn West Energy Trust, an open-ended energy investment trust headquartered in Calgary, Canada (NYSE: “PWE”).  From 1999 to 2005, Mr. Schanck served as Co-Chief Executive Officer for Samson Investment Company, one of the largest independent oil and gas companies, headquartered in Tulsa, Oklahoma, and prior to that he held positions with Spirit Energy 76 and Unocal Oil & Gas Operations, both located in Sugar Land, Texas.  Mr. Schanck was appointed to the Board due to his extensive experience and reputation as an respected executive in the oil and gas business.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE SIX NOMINEES LISTED ABOVE.

ADDITIONAL INFORMATION REGARDING
THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers

The following table sets forth, with respect to each executive officer, the officer’s age, the officer’s positions and offices with the Company, the expiration of his term as an officer and the period during which he has served with the Company.

Name	Age	Position With Company	Initial Date as Officer

John Ippolito	50	Chief Executive Officer and President	2006

Michael E. Kinney	52	Executive Vice President and Chief Financial Officer	2008

John A. Hageman	56	Executive Vice President and Chief Legal Officer	2009

John S. Ippolito, Chief Executive Officer and President.  Mr. Ippolito has been the Chief Executive Officer of Epic since October, 2009 and President of Epic since April 4, 2006.  Mr. Ippolito was Business Development Manager - North and South America Integrated Project Management Division for Schlumberger Ltd. between 2000 and August 2003.  Between August 2003 and April 2006, Mr. Ippolito was Senior Business Development Director, Continental U.S., and Business Manager - Large Asset Management Contracts, for Baker Energy, a subsidiary of Michael Baker Corporation.

Michael E. Kinney, Executive Vice President and Chief Financial Officer.  Mr. Kinney has been Epic’s Executive Vice President and Chief Financial Officer since February 2008.  Between May, 2005 and February, 2008, Mr. Kinney was employed by Accretive Solutions, a financial consulting firm, leading its corporate governance team, which focused on small to mid-size energy clients in the Houston area.  From 2003 to 2005, Mr. Kinney was the Internal Audit Director for Stewart & Stevenson, Inc., a manufacturer of tactical vehicles for the federal government.  Between 1996 and 2001, Mr. Kinney held several positions with Federal Express, including director of logistics operations (1999 to 2001) and managing director of audit (1997 to 1999) with responsibility for financial and operational audits.  Mr. Kinney also has worked in various audit capacities with i2 Technologies, a software company, and Textron, a helicopter manufacturing company.  Mr. Kinney is a CPA and holds an MBA in Finance & Information Technology from Dallas Baptist University and a BBA in Accounting from the University of Texas at Arlington.

John A. Hageman, Executive Vice President and Chief Legal Officer.  Mr. Hageman has been Epic’s Executive Vice President and Chief Legal officer since October, 2009.  Between April, 1997 to 2009, Mr. Hageman was Sr. Vice President, Chief Legal Officer and Secretary for Metals USA Holdings Corp.  (“MUSA” NYSE), one of the largest metal distributors and processors in the United States.

Each of our officers serves at the pleasure of the Board.  There are no family relationships among our officers and directors.

CORPORATE GOVERNANCE

Certain Transactions with Management and Principal Shareholders

On March 4, 2010, the Company, as borrower, and Castex, as lender, entered into a bridge loan note (the “Castex Note”) in an aggregate amount of $500,000.00 at any time outstanding to be used for general corporate purposes.  The Castex Note bore interest at the rate of ten percent (10%) per annum.  Al Carnrite, the Company’s Chairman is an officer of the General Partner of Castex.  Mr. Carnrite abstained from voting on the approval of this loan by the Company.  All of the members of the Board other than Mr. Carnrite voted in favor of the transaction following a determination that the terms and conditions of the Castex Note were commercially reasonable and were arrived at based upon arms’ length negotiations. In connection with the Company’s issuance of Preferred Stock in a private placement on or about April 9, 2010, Castex cancelled the Castex Note in consideration for the purchase by Castex of 500,000 shares of Preferred Stock.   The issuance of the Preferred Stock to Castex was also approved by all of the members of the Board, other than Mr. Carnrite, who abstained, following a determination that the terms and conditions of the transaction were commercially reasonable and were arrived at based upon arms’ length negotiations.

On February 26, 2009, Epic entered into an Amendment Agreement (the “Amendment”) with all holders of its Debentures (the “Holders”), except for one holder of a $250,000 Debenture, which amended the Purchase Agreement and the Debentures.  As part of the Amendment, Rex P. Doyle, former Chief Executive Officer and a director of the Company, and John S. Ippolito, Interim Chief Executive Officer and President of the Company, each agreed to transfer to each Holder, that Holder’s proportionate share of 3,209,877 shares, for an aggregate total of 6,419,754 shares (the “Shares”), of the Company’s Common Stock.  Messrs. Doyle and Ippolito also were parties to the Amendment, but only with respect to these transfers of the Shares and not with respect to any other provisions.

The Company has not implemented a formal written policy concerning the review of related-person transactions, but compiles information about transactions between the Company and its directors and officers, their immediate family members, and their affiliated entities, including the nature of each transaction and the amount involved. The Board annually reviews and evaluates this information with respect to directors as part of its assessment of each director’s independence.  To date, with respect to all related-person transactions involving board members, such board members have abstained from voting on such matters.

Director Independence

Our Common Stock trades on the OTC Bulletin Board.  As such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that a majority of the board of directors be independent.  Although the OTC Bulletin Board does not have rules regarding directors independence, the Board, in its business judgment, has determined that each of the directors is an “independent director,” as defined by the NYSE Amex Company Guide (the “Guide”).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Act requires the Company’s directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  The Company believes that each such director, executive officer and beneficial owner of 10% or more of the Company’s Common Stock that was, during the year ended December 31, 2009, in compliance with all Section 16(a) filing requirements, except for the following:

•
Form 4s for John Ippolito and Rex Doyle filed on March 4, 2009.  The Form 4 for Mr. Doyle covered seven late reports and ten transactions that were not reported on a timely basis.  The Form 4 for Mr. Ippolito covered six late reports and seven transactions that were not reported on a timely basis.

•
Form 3s for Michael Kinney and Alan Carnrite filed on March 26, 2009; Form 3s for John Hageman filed on June 3, 2010, Form 4s for Robert Eissler, Dr. Robert Ferguson, and John Otto filed on March 26, 2009.  The Form 3 for Mr. Kinney, Mr. Carnrite, and Mr. Hageman amended one report and one transaction that was not reported on a timely basis.  The Form 4 for Mr. Eissler covered one late report and one transaction that was not reported on a timely basis.  The Form 4 for Dr. Ferguson covered one late report and one transaction that was not reported on a timely basis.  The Form 4 for Mr. Otto covered one late report and one transaction that was not reported on a timely basis.

Board of Directors and Committees

The Board held nine meetings during the fiscal year ended December 31, 2009 and each director participated in at least 75% of those meetings and meetings of the committees on which he served.  Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s Annual Meeting of shareholders, the Company encourages each director to attend.  No director attended an annual meeting of the Company during 2009 as the Company did not hold an annual meeting then.

Audit Committee

The Company’s Audit Committee met four times in 2009 and  consisted of Dr. Robert Ferguson and John Otto, Chairman, who served as Chairman but who has recently resigned from the Board and all committees.  The Board  determined that Mr. Otto was an “audit committee financial expert,” as defined under the rules of the SEC.  As of April 30, 2010, Martin Lipper is serving as the Chairman, and the Board has determined that he is an “audit committee financial expert,” as defined in the rules of the SEC.  Each of the members of the Audit Committee is “independent” as that term is defined in the Guide.  This committee oversees, reviews, acts on and reports to our Board on various auditing and accounting matters including, the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, and the performance of our independent accountants.  A copy of the committee’s charter is available on the Company’s website at www.1epic.com.

Compensation Committee

The Company’s Compensation Committee met three times in 2009 and currently consists of Dr. Robert Ferguson, who is Chairman, Robert Eissler and Alan Carnrite.  Each of the committee’s members is “independent” as that term is defined in the Guide.  The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and employees.  The Compensation Committee also administers our incentive compensation plan.  The Compensation Committee does not currently delegate its authority to any other party and does not currently engage any compensation consultants to determine the amount or form of executive and director compensation.  Executive officers do not play a role in the determination or recommendation of the form or amount of any executive compensation paid.  A copy of the committee’s charter is available on the Company’s website at www.1epic.com.

Nominating Committee

The Company does not currently have a standing nominating committee.  The entire Board serves as a nominating committee.  Because all members of the Board are “independent”, as that term is defined in the Guide, the Board does not consider it necessary to have a standing nominating committee.

The Board identifies nominees for director on its own as well as considering recommendations from senior officers of Epic and from other sources that the Board deems appropriate. The Board will also consider nominees suggested by shareholders, subject to such recommendations being submitted during the time period and including the required information specified below. The Company may require any proposed nominee to furnish other information as reasonably required to determine eligibility to serve as a director of the Company, including information regarding the proposed nominee’s independence.

The objective of the Board is to create and sustain a Board that brings to Epic diverse perspectives and skills derived from a variety of high-quality business and professional experience.  When evaluating nominees for director, the Board considers, among other things, an individual’s business experience and expertise, background, independence, judgment, integrity and ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. When considering a director standing for reelection as a nominee, in addition to the attributes described above, the Board also considers that individual’s past contribution and future commitment to Epic. The Board evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. The Board evaluates candidates within the context of the perceived needs of the Board as a whole, so that the members of the Board collectively will possess the necessary skills, experience and background.

The Board also may retain the services of search firms to provide candidates, especially when looking for a candidate with a particular expertise, quality, skill or background.  There is no difference in the manner by which the Board evaluates prospective nominees for director based on the source from which the individual was first identified. To date, the Board has not engaged a search firm to provide them with board candidates.

For a shareholder’s nomination for director to be considered by the Board at the next Annual Meeting of shareholders, the nominations can be made only by shareholders of record entitled to vote. Shareholder nominations must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Board c/o the Corporate Secretary at the Company’s principal business address, not less than 60 days nor more than 90 days prior to any meeting of the shareholders at which directors are to be elected.  Each notice of nomination of directors by a shareholder shall set forth: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the shareholders making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such shareholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described.

The Board does not have a formal policy requiring it to consider the diversity of Directors in its nomination process. However, as indicated above, the Board seeks to have a slate of candidates for election that has diversity of experience. In addition, the Board considers the diversity of the Board in terms of race, gender, and national origin, as well as in terms of education, expertise, and skills, as factors in the nominating process, however the Board does not assign specific weights to any particular factors and no particular factor is necessarily applicable to all prospective nominees.

Board Leadership Structure and Role in Risk Oversight

The Board is lead by a Chairman. Neither the Chairman nor any of the directors are officers or employees of the Company.  The Chief Executive Officer (the “CEO”) reports to the Board.  At its meetings, the Board has the CEO provide operational reports and updates on the Company’s operations and results.  In addition, the Board also invites the Company’s Chief Financial Officer (the “CFO”) and Chief Legal Officer to attend each Board meeting and to provide reports and updates on financial and legal matters concerning the Company.  In addition, the CFO meets with and provides regular reports to the Audit Committee.  The Audit Committee, in turn meets with the Company’s independent auditors on a regular basis.  The Audit Committee provides regular updates to the full Board on financial matters and SEC reporting requirements. Finally, the Board and the Chairman meet frequently with each of the business unit leaders to obtain updates on operations and other matters concerning each business unit.  The Board believes that regular meetings with its senior officers, independent auditors and business unit leaders provide them with a reasonable and timely opportunity to evaluate the Company’s business, financial and legal risks.

Shareholder Communications to the Board

Shareholders wishing to send communications to the Board may contact Alan Carnrite, our Chairman, at the Company’s principal executive office address.  All such communications will be shared with the members of the Board, or if applicable, a specified committee or director.

Employee Code of Ethics and Reporting of Accounting Concerns

We have adopted a Code of Ethics (the “Code of Ethics”) that we require all employees to adhere to in addressing legal and ethical issues encountered in conducting their work.  This Code of Ethics applies to our Chief Executive Officer, Chief Financial Officer, controller and all other financial officers and employees.  The Code of Conduct requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interests.  The Code of Ethics can be found on our website at www.1epic.com.

Further, we have established a Whistleblower Policy (the “Whistleblower Policy”) that provides a process for the confidential and anonymous submission, receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.  These procedures provide substantial protections to employees who report company misconduct.  The Whistleblower Policy can be found on our website at www.1epic.com.

Audit Committee Report

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under either of such Acts.

The Audit Committee oversees the Company’s financial reporting process.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.  In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and the unaudited financial statements included in the Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended December 31, 2009.

The committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the auditors’ judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the auditors with the committee under Statement on Auditing Standard No. 61, as amended.  In addition, the committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1.  The committee considered whether the auditors’ providing services on behalf of the Company other than audit services is compatible with maintaining the auditors’ independence.

The committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits.  The committee will meet with the independent auditors, with and without management present, to discuss the results of the auditors’ examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the committee approved inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

The Audit Committee

Dr. Robert Ferguson
John Otto

March 26, 2010

EXECUTIVE COMPENSATION

The following table shows the compensation paid or accrued to Epic’s Principal Executive Officer and the two other most highly compensated executive officers of Epic, or Epic’s subsidiaries, during the years ended December 31, 2009 and 2008.

Name and principal position	Fiscal year	Salary (1)	Bonus (2)	Stock awards (3)	Option awards (4)	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other annual compensation (5)	Total
John Ippolito, Chief Executive Officer and President	2009	$164,320	—	—	$30,000	—	—	—	$194,320
	2008	$175,000	—	$615,000	—	—	—	—	$790,000
Rex Doyle, Former Chief Executive Officer (6)	2009	$335,150	—		—	—	—	—	$335,150
	2008	$210,000	—	$615,000	—	—	—	—	$825,000
Michael Kinney, Chief Financial Officer and Executive Vice President	2009	$162,385	—	—	$24,000	—	—	—	$186,385
	2008	$175,200	—	—	$132,384	—	—	—	$307,584
John Hageman, Chief Legal Officer	2009	$33,150	—	—	$18,000	—	—	—	$51,150

(1)	The dollar value of base salary (cash and non-cash) earned.
(2)	The dollar value of bonus (cash and non-cash) earned.
(3)	The fair value of stock issued for services computed in accordance with ASC 718 on the date of grant.
(4)	The fair value of options granted computed in accordance with ASC 718 on the date of grant.
(5)	All other compensation received that Epic could not properly report in any other column of the table.
(6)	Mr. Doyle also served as a director on the Company’s Board. Mr. Doyle did not receive compensation for this director role.

On November 30, 2009, the Board of the Company increased the annual salaries of the Chief Executive Officer (John Ippolito) and the Chief Financial Officer (Mike Kinney) to $275,000 and $235,000, respectively.  Based on the Company’s current 30% salary deferral plan for certain management personnel, Mr. Ippolito will be paid at a current annual rate of $192,500 and Mr. Kinney will be paid at a current annual rate of $164,500.  These changes were effective as of September 6, 2009.  The annual deferrals will continue until such time as the Board elects, based on the financial and other circumstances of the Company, to discontinue the deferrals.  The amounts deferred also will be paid at the discretion of the Board based on the financial and other circumstances of the Company.  In February 2008, Michael Kinney replaced Rex Doyle as Epic's Principal Financial and Accounting Officer.  Mr. Kinney was awarded 200,000 stock options on his employment date pursuant to the Non-Qualified Stock Option Plan.

Epic does not have an employment agreement with any of its named executive officers.

In December 2008, the Compensation Committee of the Board approved the issuance of 1,500,000 restricted shares of the Company’s Common Stock to John S. Ippolito, the then President of the Company.  300,000 of these restricted shares were issued immediately to Mr. Ippolito, an additional 300,000 restricted shares were issued to Mr. Ippolito on December 13, 2009 and an additional 300,000 will be issued to Mr. Ippolito on each of December 13, 2010, 2011 and 2012; provided however these restricted shares are subject to the following: (1) If Mr. Ippolito voluntarily terminates his employment with the Company before December 13, 2012, or is terminated for cause by the Company before December 13, 2012, he will forfeit 100% of the restricted shares and such shares will be returned to the Company’s treasury, (2) Mr. Ippolito may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of any of these restricted shares until December, 13, 2012; and (3) certain securities law restrictions on transferability.  In the event of a “change of control,” the restricted shares will be automatically issued and vested as of the date of the change of control.  A change in control is defined to include (1) any person or group becoming the beneficial owner, directly or indirectly, of 30% or more of the outstanding voting stock of the Company, (2) the shareholders of the Company approve a merger, combination or consolidation of the Company with any other entity resulting in the voting securities of the Company immediately prior to the transaction representing less that 51% of the merged, combined or consolidated securities, (3) any transaction (or combination of transactions) is consummated for the sale, disposition or liquidation of at least 50% of the Company's net assets, or (4) the election of one-third of the members of the Company's Board proposed by any party or group nominating directors in opposition to the directors nominated by the Company.

Stock Option and Bonus Plans

On February 13, 2009, the Compensation Committee of the Board of Epic approved a stock option plan (the “Plan”) pursuant to which the Company granted 100,000 options, for services rendered, to purchase Common Stock of the Company to each of Rex P. Doyle and John S. Ippolito.  These options vested at the time of issuance and have an exercise price of $0.50 per share, and expire on October 24, 2011.  The options granted are in the same amount and have the same exercise price as options that previously expired on October 24, 2008.

Epic has stock option and stock bonus plans. A summary description of these plans follows.

Incentive Stock Option Plan. Epic's Incentive Stock Option Plan authorizes the issuance of shares of Epic's Common Stock to persons that exercise options granted pursuant to the plan. Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

Non-Qualified Stock Option Plan. Epic's Non-Qualified Stock Option Plan authorizes the issuance of shares of Epic's Common Stock to persons that exercise options granted pursuant to the plan. Epic's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the plan; provided, however, that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction. The option exercise price is determined by the Compensation Committee but cannot be less than the market price of Epic's Common Stock on the date the option is granted.

Stock Bonus Plan. Epic's Stock Bonus Plan allows for the issuance of shares of Common Stock to its employees, directors, officers, consultants and advisors. However, bona fide services must be rendered by the consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Long-Term Incentive Plans. Epic does not provide its officers or employees with stock appreciation rights, long-term incentive or similar plans.

Summary. The following is a summary, as of December 31, 2009, of the options granted, or the shares issued, pursuant to the foregoing plans. Each option represents the right to purchase one share of Epic's Common Stock.

Name of Plan	Total shares reserved under plans	Shares reserved for outstanding options	Shares issued as stock bonus	Remaining options/ shares under plans
Incentive Stock Option Plan	2,000,000		N/A	2,000,000
Non-Qualified Stock Option Plan	3,200,000	1,309,500	N/A	1,890,500
Stock Bonus Plan	1,000,000	N/A	600,000	400,000

The following table shows the options granted to and held by the persons named below at December 31, 2009:

	Shares underlying unexercised options which are				Exercise	Expiration	Option Vesting
Name	Exercisable		Unexercisable	Unvested	Price	Date	Date

John Ippolito	100,000	(1)	-	-	$0.50	10/24/11	10/24/08

John Ippolito	50,000	(1)	-	-	$3.00	01/01/10	10/24/08

John Ippolito	182,000	(2)	-	-	$3.30	12/31/12	12/12/09

John Ippolito	250,000	(2)	-	-	$0.50	11/30/19	12/31/09

Michael Kinney	43,334	(2)	-	21,666	$3.17	07/10/18	07/10/10

Michael Kinney	133,333	(2)	-	66,667	$1.03	02/11/19	02/11/11

Michael Kinney	250,000	(2)	-	-	$0.50	11/30/19	12/31/09

(1)	These options were issued pursuant to the Plan.
(2)	These options were issued pursuant to the Non-Qualified Stock Option Plan.

Employee Pension, Profit Sharing or other Retirement Plans

Epic does not have a defined benefit pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

Compensation of Directors During Year Ended December 31, 2009

Name	Paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	Other	Total
Robert Eissler	$15,750	—	$12,000	—	—	—	$27,750
Dr. Robert Ferguson (1)	$18,250	—	$18,000	—	—	—	$36,250
John Otto (2)	$20,250	—	$18,000	—	—	—	380,250
Alan Carnrite	$15,750	—	$18,000	—	—	—	$33,750
Martin Lipper (3)	$11,550	—	$12,000	—	—	—	$23,550
Tamer El-Rayess (4)	$11,550	—	$12,000	—	—	—	$23,550

(1)	Dr. Ferguson received $2,500 for serving on the compensation committee.
(2)	Mr. Otto received $4,500 for serving on the audit committee.
(3)	Mr. Lipper’s compensation was pro-rated for 2009.
(4)	Mr. El-Rayess’ compensation was pro-rated for 2009.

As of December 31, 2009, the Board’s compensation plan defines annual compensation for non-employee directors as follows:

1.
Members of the Board are to be paid $31,000 (The Board elected to defer their fees consistent with the executive salary deferral plan implemented on September 6, 2009. The fee deferrals will continue until such time as the financial and other circumstances of the Company improves.); and

2.	Board Chair allowance will be $9,000 and the Committee Chair allowances will be $6,000.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Malone & Bailey, P.C. ("M&B") audited Epic's financial statements for the years ended December 31, 2008 and 2007.

Effective September 10, 2009, Epic dismissed M&B as the Company’s independent registered accounting firm and replaced it with M&K CPAS, PLLC ("M&K").  Effective September 10, 2009, the Company engaged M&K as its principal independent public accountant for the years ended December 31, 2009 and 2010. The following table shows the aggregate fees billed to Epic by M&B and M&K for the years ended December 31, 2009 and 2008.

	Malone & Bailey			M&K
	2009	2008	%	2009
Audit fees	$251,127	$177,648	78%	$77,500
Audit related fees	—	29,290	13%
Tax fees	—	19,500	9%
All other fees	—		—
Total	$251,127	$226,438		$77,500

Audit fees represent amounts billed for professional services rendered for the audit of Epic's annual financial statements and the reviews of the financial statements included in Epic's 10-Q reports for the fiscal year.

Under the Sarbanes-Oxley Act of 2002, Epic’s audit committee is responsible for the appointment, compensation and oversight of the work of the independent auditor.  As part of this responsibility, the audit committee is required to pre-approve audit and non-audit services provided by the independent auditor in order to ensure the services do not impair the auditor's independence.  The SEC has issued rules specifying the types of services that an independent auditor may not provide to its audit client, as well as the audit committee's responsibility for administering the engagement of the independent auditor, including pre-approval of fees.  Accordingly, Epic’s audit committee has adopted the following pre-approval policy and procedures for audit, audit-related, and tax services.

The audit committee has adopted an approach whereby all services obtained from the independent auditor will be pre-approved. Under this approach, an annual program of work will be approved for each of the following categories of services: audit, audit-related and tax.  Engagement-by-engagement pre-approval will not be required, except for exceptional or ad hoc incremental engagements with fees resulting in the fee category exceeding the aggregate pre-approved program of work for that category.  In general, a work program for each category of services can be supplemented with additional pre approved amounts after appropriate review of the additional services with the audit committee.  The audit committee may consider specific engagements in the All Other Services category on an engagement-by-engagement basis.

For all services obtained from the independent auditor, the audit committee will consider whether such services are consistent with the SEC's rules on auditor independence.  The audit committee will consider the level of audit and audit-related fees in relation to all other fees obtained from the independent auditor, and will review such level each year.  See also “Prohibited Services.”

Pre-Approval Process and Delegation of Authority

The primary review and pre-approval of services to be obtained from the independent auditor and related fees will be scheduled for the audit committee meeting at the end of the financial year.  If fees might otherwise exceed pre-approved amounts for any category of permissible services, then incremental amounts can be reviewed and pre-approved at subsequent audit committee meetings prior to commitment.  If needed, time will be set aside in any scheduled audit committee meeting for review and pre-approval of additional services.  No additional authority is delegated for pre-approval of services obtained from the independent auditor.

The independent auditor and Epic management will jointly manage a process for collecting and reporting all fees billed by the independent auditor to Epic for each financial year.

Audit Services

Engagement term, scope of service and fees for the annual examination of Epic’s financial statements will be pre-approved by the audit committee.  These audit services include the integrated audit of Epic’s consolidated financial statements (including required quarterly reviews) and the effectiveness of internal control over financial reporting, audits of affiliate and subsidiary statutory financial statements, and other procedures required to be performed by the independent auditor to be able to render an opinion on Epic’s consolidated financial statements.

The audit committee will be responsible for direction and oversight of the engagement of the independent auditor.  At its discretion, the audit committee will obtain input from Epic management on the terms of the engagement, the effectiveness with which the engagement is carried out, and the amount of audit fees.  The independent auditor is responsible for the cost-effective management of the engagement, and for ensuring that audit services are not provided prior to review and pre approval by the audit committee.

Audit-related Services

Audit-related services include services that are reasonably related to the performance of the audit of Epic’s financial statements. These services include asset dispositions, benefit plan and joint venture audits, attestation procedures related to cost certifications and government compliance, consultations on accounting issues, and due diligence procedures.  Each year the audit committee will conduct a broad review of the proposed services to ensure the independence of the independent auditor is not impaired.

General pre-approval will occur at the end of each year coincident with pre-approval of audit services.  Applicable operating and staff functions will be requested to assign a process-owner to monitor the engagement of the independent auditor for audit-related services.

Tax Services

The audit committee concurs that the independent auditor may provide certain tax services without impairing its independence.  These services include preparing local tax filings and related tax services, tax planning, and other services as permitted by SEC regulations. The audit committee will not permit engaging the independent auditor (1) in connection with a transaction, the sole purpose of which may be impermissible tax avoidance, (2) for other tax services that may be prohibited by SEC rules now or in the future or (3) to perform services under contingent fee arrangements.

All Other Services

If permissible other services requested by Epic business units must be pre-approved by the audit committee.

Prohibited Services

Independent auditors may not provide the following prohibited services: Bookkeeping, Financial Information Systems Design and Implementation, Appraisals or Valuation (other than Tax), Fairness Opinions, Actuarial Services, Internal Audit Outsourcing, Management Functions, Human Resources such as Executive Recruiting, Broker-dealer Services, Legal Services, or Expert Services such as providing expert testimony or opinions where the purpose of the engagement is to advocate the client's position in an adversarial proceeding.  Epic personnel may not under any circumstances engage the independent auditor for prohibited services. Potential engagements not clearly permissible should be referred to the Epic’s Chief Financial Officer.

We do not expect that representatives of M&K will attend the Annual Meeting.

ITEM 2:  AMENDMENT OF
THE COMPANY’S ARTICLES OF INCORPORATION

The Company’s Articles of Incorporation currently authorize the issuance of 100,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock.  The Board has approved, and has recommended to the Company’s shareholders, an amendment of the Company’s Articles of Incorporation that would increase the number of authorized shares of Common Stock from 100,000,000 to 300,000,000 and the number of authorized shares of preferred stock from 10,000,000 to 20,000,000 (the “Amendment”).

The Amendment would amend and restate the first paragraph of Article IV of the Articles of Incorporation to read in its entirety as follows:

The aggregate number of shares that this Corporation shall have authority to issue is 300,000,000 shares of Common Stock, no par value; and 20,000,000 shares of preferred stock, no par value. The preferred shares may be issued in one or more series at the discretion of the Board. In establishing any series of preferred stock the Board shall give the series a designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions of the series.

The following schedule indicates the number of shares of Common Stock outstanding as of April 30, 2010 and issuable under outstanding options, warrants and convertible securities.

ANALYSIS OF AVAILABLE AUTHORIZED COMMON STOCK

As of April 30, 2010
Number of authorized common shares:	100,000,000

Less common shares outstanding:	86,039,443

Less potential issuable common shares:

Stock options	7,975,687

Preferred Stock conversion rights	59,617,502

Available common shares unissued:	0

The authorized but unissued shares of Common Stock would be available for conversion of Preferred Stock and for issuance from time to time for such purposes and for such consideration as the Board may determine to be appropriate without further action by the shareholders, except for those instances in which applicable law or stock exchange rules require shareholder approval. The additional shares of authorized Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock currently issued and outstanding.

Holders of Common Stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders.  Cumulative voting is not allowed; hence, the holders of a majority of the outstanding shares of Common Stock can elect all directors.  Holders of Common Stock are entitled to receive such dividends as may be declared by the Board out of funds legally available for the payment of dividends and, in the event of liquidation, to share pro rata in any distribution of the Company’s assets after payment of liabilities. The Board is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.  Holders of Common Stock do not have preemptive rights to subscribe to additional shares if issued by the Company.  There are no conversion, redemption, sinking fund or similar provisions regarding the Common Stock.

The authorized but unissued shares of preferred stock would be available for issuance from time to time for such purposes and for such consideration as the Board may determine to be appropriate without further action by the shareholders, except for those instances in which applicable law or stock exchange rules require shareholder approval. The additional shares of authorized preferred stock, when issued, would have the rights and privileges as may be determined by the Board from time to time as set forth in one or more certificates of designation for each series of preferred stock.  Such rights and privileges may include voting and conversion rights, liquidation or dividend preferences or other rights.  The amendment to authorize the additional shares of preferred stock will not have any effect on the par value of our preferred stock.  Nevertheless, the issuance of such additionally authorized shares of preferred stock, if convertible into shares of our Common Stock, would affect the voting rights of our current shareholders because there would be an increase in the number of outstanding shares entitled to vote on corporate matters, including the election of directors, if and when any such shares of common stock are issued in the future.

The issued and outstanding shares of Preferred Stock do not have voting rights.  In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the prior rights of the Company’s creditors and the liquidation preference of any preferred stock senior to the Preferred Stock then outstanding must first be satisfied.  The holders of Preferred Stock, if the assets of the Company are sufficient, will be entitled to $1.00 per share of Preferred Stock held  in the remaining assets of the Company on a pro rata basis.  Holders of Preferred Stock will not receive dividends.

Each share of Preferred Stock will be convertible into 14 shares of Common Stock at any time after the shareholders holding a majority of the outstanding shares of Common Stock approve the amendment to the Company’s Articles of Incorporation, as set forth in this Proxy Statement, increasing the number of authorized shares of Common Stock sufficient to permit the conversion of the Preferred Stock into Common Stock and such Articles of Incorporation are filed with the Secretary of State of the State of Colorado.  No conversion to Common Stock will be permitted to the extent that, after giving effect to the conversion, a holder of Preferred Stock (together with such holder’s affiliates) would beneficially own in excess of 9.9% of the shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by such holder.

Holders of Preferred Stock will not have preemptive rights.  Shares of Preferred Stock will not be subject to redemption. There is no sinking fund or similar provision regarding the Preferred Stock.

The Company continues to look for opportunities to obtain additional capital and financing on favorable terms that will support the attainment of the Company’s business objectives and increase overall shareholder value.  In the future, the Company may raise capital funds through the sale of unregistered shares of Common Stock, or unregistered shares of preferred stock, which may or may not be convertible into shares of Common Stock, or in any other manner approved by the Board.  Any securities that the Company may offer privately will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Background

On April 9, 2010, the Company entered into a Subscription Agreement (the “Subscription Agreement”) with accredited investors in connection with the private issuance and sale (the “Private Placement”) to such investors of an aggregate of 3,660,000 shares of the Company’s Preferred Stock.  The Company sold the Preferred Stock in the Private Placement for $1.00 per share.  Each share of Preferred Stock will be convertible into 14 shares of the Company’s Common Stock after such time that the Company increases its authorized shares of Common Stock sufficiently to permit such conversion, as provided herein.  The Company agreed to file this Proxy Statement seeking shareholder approval of this increase in its authorized shares of Common Stock within 20 business days of the closing of the Private Placement and to use its reasonable efforts to amend the Company’s Articles of Incorporation to increase the number of authorized but unissued shares of Common Stock as soon as possible following the Private Placement.

The Company sold the Preferred Stock without registration under the Securities Act of 1933, as amended (the “Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder.

The Board believes that the authorization of additional shares of Common Stock is advisable in order to allow the holders of the Preferred Stock to convert their Preferred Stock into Common Stock as contemplated under the Company’s April 9, 2010 private placement offering and also to have flexibility in accommodating the Company’s plans for anticipated growth.  Upon the approval of the increase in the number of authorized shares of Common Stock, 59,617,502 shares of Common Stock will become issuable upon the conversion of 4,258,393 outstanding shares of Preferred Stock.  The increased share authorization has provided the Company with the ability to raise capital funds that may be necessary or helpful in further developing its core business, to finance working capital requirements, to repay existing indebtedness, to have shares available for use in connection with compensation, and to pursue other general corporate purposes that may be identified by the Board.

In December 2007, the Company entered into a purchase agreement (the “Purchase Agreement”) for the sale of $20,250,000 of its 10% Secured Debentures (“Debentures”).  The Debentures are due on December 5, 2012, with interest payable quarterly on January 1, April 1, July 1 and October 1.  Beginning December 1, 2008, the Company is required to make quarterly principal payments of $1,265,625.  The purchasers of the Debentures (“Debenture Holders”) also received an aggregate of 17,071,363 Series D Warrants, which entitled the holders to purchase shares of the Company’s Common Stock at $1.65 per share.

The Company did not make the December 1, 2008 principal payment when due and this resulted in an event of default. On February 26, 2009, the Company entered into an amendment to the purchase agreement (“Purchase Agreement Amendment”) with all of the Debenture Holders other than one holder of a $250,000 Debenture, to amend the Purchase Agreement. Under the Purchase Agreement Amendment, the Company paid the amounts due and the Debenture Holders agreed to waive any events of default of which they had knowledge.  Also, to the extent that a Debenture Holder had requested acceleration of payment of its Debenture, the Debenture Holder rescinded such request and any resulting acceleration of its Debenture.

The Company did not make its March 1, 2010 principal payment on its outstanding Debentures when due and this resulted in an event of default under the Debentures.

The Purchase Agreement Amendment provides that for each three-month period commencing on January 1, 2010 and ending on each March 31, June 30, September 30 and December 31 thereafter, the Company shall generate, on a consolidated basis, EBITDA of at least $1,000,000.  The Company did not achieve $1,000,000 of EBITDA for the three month period ended March 31, 2010.

The Purchase Agreement Amendment provides, among other things, that for calendar years 2009 and 2010, so long as the Debentures are outstanding, the Company may not increase the individual cash salaries of any officers or executives identified by name in the Incentive Compensation Plan beyond 2008 levels.  In October 2009, the compensation committee of the Board authorized the increase of the cash salaries of the chief executive officer and the chief financial officer beyond the 2008 levels.

The Purchase Agreement provides that the Company may not redeem Debentures from less than all of the Debenture Holders.  In connection with the Private Placement, the Company redeemed Debentures from certain of the Debenture Holders.

The Purchase Agreement Amendment requires the Company to provide specified reports to certain Debenture Holders.  The Company did not comply with such requirement.

The Company also entered into an Amendment Agreement in December 2009 to amend the Debentures (the “Debenture Amendment”) with the two Debenture Holders (“Limited Holders”) that hold $14,100,000 principal amount of the outstanding $14,900,000 principal amount of outstanding Debentures.  Under the Debenture Amendment, the Limited Holders agreed to defer the principal amount owed to them for the fourth quarter of 2009 until December 1, 2010, and the Company agreed to pay interest to the Limited Holders on the aggregate unredeemed and then outstanding principal amount of their Debentures at the rate of 12% per annum.

Pursuant to the Waiver and Amendment to Debenture entered into by and among the Company and Debenture Holders holding 98% of the principal amount outstanding under the Debentures dated as of April 9, 2010, and the Amendment to Securities Purchase Agreement entered into by and among the Company and the Debenture Holders dated as of April 9, 2010, the Company issued 147,094 shares of Preferred Stock to one Limited Holder and 3,940,678 shares of Common Stock pro rata to the other Debenture Holders in exchange for the consent to defer principal payments and amend or waive the foregoing specified covenants pertaining to the Debentures.  The Waiver and Amendment to Debenture and the Amendment to Securities Purchase Agreement required the Debenture Holders to represent and warrant that they were not aware of any other breaches of the Purchase Agreement, as amended by the Purchase Agreement Amendment, or any events of default under the Debentures.

The Company agreed to redeem all of the Debentures held by the Debenture Holders that did not agree to the Waiver and Amendment to Debenture and the Amendment to Securities Purchase Agreement.

The Company issued the shares of Preferred Stock and the shares of Common Stock without registration under the Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder.

Pursuant to the Series D Warrant Exchange Agreement, the Company issued 379,870 shares of its Preferred Stock to one Limited Holder and 11,753,181 shares of its Common Stock to all other Debenture Holders in exchange for 17,071,363 Series D Warrants.

The Company issued such shares of Preferred Stock and Common Stock without registration under the Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder.

As of March 31, 2010, the Company had outstanding $14,900,000 principal amount of Debentures.  In connection with the Private Placement, pursuant to the Debenture Exchange Agreement, the Company issued an aggregate of 14,000,000 shares of its Common Stock to certain Debenture Holders in exchange for the forgiveness of an aggregate of $1,000,000 of principal amount of Debentures.  Following this exchange, the Company had outstanding $13,900,000 principal amount of Debentures.

The Company issued such shares of Common Stock without registration under the Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder.

The Company had outstanding 5,613,668 outstanding Series C Warrants that were each exercisable into one share of the Company’s Common Stock at an exercise price of $1.50 per share.  The Company and the holders of the Series C Warrants are parties to that certain Registration Rights Agreement, dated as of December 5, 2007 (“Former Registration Rights Agreement”).  The Former Registration Rights Agreement obligated the Company to (i) file a registration statement on or prior to June 5, 2008, (ii) cause the registration statement registering the resale of all of the Initial Shares (as defined in the Former Registration Rights Agreement) to be declared effective by the SEC within 90 days following the filing of the registration statement and (iii) cause all of the Registrable Securities (as defined in the Former Registration Rights Agreement) to be registered for resale pursuant to one or more effective registration statements on or before June 1, 2008 (collectively, the “Registration Obligations”).

The Company was unable to comply with its Registration Obligations; thus, the holders of the Series C Warrants were entitled to an amount in cash equal to 2% of the aggregate purchase price paid by the holders of Series C Warrants for the Common Stock acquired by the holder of Series C Warrants pursuant to the Securities Purchase Agreement, dated as of December 5, 2007 (“Securities Purchase Agreement”), for any unregistered Registrable Securities (as defined in the Former Registration Rights Agreement) then held by the holders of Series C Warrants (“Liquidated Damages”) and that failure by the Company to pay the Liquidated Damages obligated the Company to pay interest thereon at a rate of 18% per annum to the holders of Series C Warrants (“Interest”).  Holders of the Series D Warrants have previously waived the Registration Obligations and any claims for Liquidated Damages, but the holders of the Series C Warrants have not previously waived the Registration Obligations and any claims for Liquidated Damages.

Pursuant to the Series C Warrant Exchange Agreement, the Company issued 71,429 shares of its Preferred Stock to one Series C Warrant holder and 4,613,668 shares of its Common Stock to all other Series C Warrant holders in exchange for 5,613,668 Series C Warrants.  The holders of Series C Warrants also waived the Registration Obligations and the right to collect Liquidated Damages and Interest.

The Company issued such shares of Series A Preferred Stock and Common Stock without registration under the Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder.

On March 4, 2010, the Company, as borrower, and Castex, as lender, entered into the Castex Note.  In connection with the Private Placement, pursuant to the Subscription Agreement the Company issued 500,000 shares of Preferred Stock to Castex in exchange for the forgiveness of the $500,000 amount owing under the Castex Note.

The Company issued the Preferred Stock without registration under the Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder.

In connection with the Private Placement and the other transactions specified in this Proxy Statement, the Company agreed, pursuant to the registration rights agreement between the Company and the signatories thereto (“Registration Rights Agreement”), to use its best efforts to prepare and file with the SEC within 120 days after it increases its authorized shares of Common Stock sufficiently to permit the conversion of the Preferred Stock a registration statement with respect to the resale of shares of the Company’s Common Stock issued pursuant to the transactions specified in this Proxy Statement and the shares of Common Stock underlying the Preferred Stock issued pursuant to the Private Placement and the transactions specified in this Proxy Statement on the OTCBB or in privately-negotiated transactions and prepare and file such amendments and supplements to the resale registration statement as may be necessary to keep it effective until the earliest of (i) one year after the effective date of the resale registration statement, (ii) the date on which the Common Stock becomes eligible for resale by non-affiliates by reason of Rule 144(b)(1) under the Act or any other rule of similar effect or (iii) when all the Common Stock has been sold pursuant to the resale registration statement.  Shares of Preferred Stock will not be registered under such registration statement.  The Company also agreed to use commercially reasonable efforts, subject to receipt of necessary information from the signatories, to cause a resale registration statement to become effective (i) within twenty business days after the SEC has advised the Company that the resale registration statement has not been selected for review by the SEC or (ii) within the sooner of twenty business days after the SEC has advised the that it has no further comments to the resale registration statement.

If Item 2 is approved by the shareholders at the Annual Meeting, the additional shares being authorized would be available for potential issuance without additional shareholder approval and without an additional vote of our shareholders. Upon the approval of the increase in the number of authorized shares of Common Stock, 59,617,502 shares of Common Stock will become issuable upon the conversion of 4,258,393 outstanding shares of Preferred Stock.  The Board could also approve, for example, acquisitions paid for with stock, equity compensation plans or arrangements, or private or public offerings.  It is impracticable at this time to describe the transaction(s) in which the Common Stock, or any preferred stock may potentially be issued because the Board has yet to consider the precise nature of the transaction(s) and the amount and nature of any stock issuances would depend on a variety factors existing at the time the Board approves any such issuance(s).  Those factors include the Company’s then existing financial situation, the availability of financing sources, the market support for such issuance(s), and the strategic rationale for the transaction(s).

The failure to approve Item 2 would mean that the outstanding shares of Preferred Stock would not become convertible into Common Stock, as expected by investors of our Preferred Stock.  The failure of the Company to fulfill this expectation of investors could impair the ability of the Company to obtain financing in the future.

Possible Reasons to Vote Against the Increase in the Number of the Authorized Shares of Common Stock and Preferred Stock

All of the following factors are reasons that a shareholder might consider voting against the proposal.

Dilution

The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.  However, because the holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, future issuances of additional shares of Common Stock or securities convertible into or exchangeable for Common Stock may reduce the then current shareholders' percentage ownership interests in the total outstanding shares of Common Stock and have a dilutive effect generally on such matters as earnings per share and the voting power of then current shareholders.  A sale of preferred stock or other securities that could be convertible into Common Stock or exchangeable for Common Stock also could dilute then current shareholders.  The Company may or may not raise any financing; any such financing may or may not benefit the Company; and our shareholders may be diluted by it.

Potential Anti-Takeover Effect

An increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect (for example, without further shareholder approval, the Board could sell shares of Common Stock in a private transaction to purchasers who would oppose a takeover or favor the current Board).

Once approved by the shareholders at the Annual Meeting, no further action nor authorization by the Company’s shareholders would be necessary prior to issuance of any of the additional shares of Common Stock authorized under the Amendment or securities convertible or exchangeable for Common Stock (except as may be required for a particular transaction or circumstance by the Company’s Articles of Incorporation, by applicable law or regulatory agencies or by the rules of any stock exchange on which the Company’s Common Stock may then be listed).

However, the proposed Amendment is not in response to any effort by any person or group to accumulate the Company’s stock or to obtain control of the Company by any means. In addition, the proposal is not part of any plan by the Board to recommend or implement any anti-takeover measures.

If shareholders approve the Amendment, the Board will have authority to file with the Secretary of State of Colorado Articles of Amendment to the Articles of Incorporation to authorize an additional 200,000,000 shares of Common Stock and 10,000,000 shares of preferred stock.  Upon approval and following such filing, the Amendment will become effective on the date it is filed.

No Dissenters’ Rights

Neither Colorado law nor the Articles of Incorporation or Bylaws of the Company provide shareholders with dissenters’ or appraisal rights in connection with this proposal.

Vote Required

Approval of the Amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 shares to 300,000,000 shares and preferred stock from 10,000,000 to 20,000,000 requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote, assuming a quorum.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE AMENDMENT OF THE ARTICLES OF INCORPORATION

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the Annual Meeting, or any postponement or adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that also is incorporated by reference herein.

This document incorporates by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and our Quarterly Report on Form 10-Q for the period ended March 31, 2010, which was filed previously with the SEC and contains important information about the Company and its financial condition, including information contained under the captions “Financial Statements and Supplementary Data,” Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Changes in and Disagreements with Accountants on Accounting and Financial Disclosure,” and “Quantitative and Qualitative Disclosures about Market Risk.” A copy of the 2009 Annual Report and the Period Ended March 31, 2010, Quarterly Report accompanies this Proxy Statement.

RESOLUTIONS PROPOSED BY INDIVIDUAL SHAREHOLDERS;
DISCRETIONARY AUTHORITY TO VOTE PROXIES

Shareholders who intend to present a shareholder proposal at the 2010 annual meeting must provide the Corporate Secretary with written notice of the proposal between 60 and 90 days prior to the date of the annual meeting; provided, however, that if the public disclosure of the date of the annual meeting is made less then 70 days prior to the date of the annual meeting, notice by the shareholder will be timely received not later than the close of business on the 10th day following the day on which such public disclosure was first made. Notice must be tendered in the proper form prescribed by our Bylaws. Proposals not meeting the requirements set forth in our Bylaws will not be entertained at the annual meeting. A copy of the full text of the provisions of the Company’s Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Corporate Secretary upon written request. A copy of the full text of the provisions of the Company's Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Company's Investor Relations Department upon written request.

In addition, under Rule 14a-4(c)(1) of the Securities Exchange Act, the proxy solicited by the Board for the next annual meeting of shareholders following the end of our 2010 fiscal year will confer discretionary authority on any shareholder proposal presented at that annual meeting unless we are provided with notice of that proposal no later than May 21, 2011.

* * * * *

This Notice and Proxy statement are sent by order of the Board.

Dated: June 1, 2010
John S. Ippolito
Chief Executive Officer and President

* * * * *

PROXY	PROXY

EPIC ENERGY RESOURCES, INC.

For the Annual Meeting of Shareholders on July 7, 2010
Proxy Solicited on Behalf of the Board

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on July 7, 2010.  The Proxy Statement and Annual Report are available at www.1epic.com.

The undersigned hereby appoints John S. Ippolito, Michael Kinney, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all of the powers that the undersigned would possess if personally present at the Annual Meeting of Shareholders of Epic Energy Resources, Inc. (the “Corporation”) to be held at 9:00 A.M (local time) on July 7, 2010, at Epic Energy Resources, Inc., 1450 Lake Robbins Drive, Suite 160, The Woodlands, TX 77380, or any postponements or adjournments thereof, on the following matters:

☒ Please mark votes as in this example.

1.	To elect the following six directors:

Nominees:  Alan Carnrite, W. Robert Eissler, Dr. Robert Ferguson, Jack W. Schanck, Tamer El-Rayess and Martin Lipper.

FOR ALL NOMINEES ☐

WITHHELD AUTHORITY FOR ALL NOMINEES ☐

FOR ALL NOMINEES EXCEPT AS NOTED BELOW ☐

Write the nominee’s name(s) on the line provided below

2.
To approve the adoption of the proposed amendment of the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 300,000,000 and Preferred Stock from 10,000,000 to 20,000,000:

☐ YES                                        ☐ NO                                       ☐ ABSTAIN

The Board recommends that you vote FOR the above nominees and YES to the amendment to increase the authorized Common Stock and Preferred Stock. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE NOMINEES AND YES TO THE AMENDMENT TO INCREASE THE AUTHORIZED COMMON STOCK AND PREFERRED STOCK.

3.	In their discretion, to vote upon an adjournment or postponement of the Annual Meeting.

☐ YES                                        ☐ NO                                       ☐ ABSTAIN

4.	In their discretion, to vote upon such other business as may properly come before the Annual Meeting.

☐ YES                                        ☐ NO                                       ☐ ABSTAIN

(Continued and to be signed on the reverse side)

Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2, 3 and 4.  This proxy is solicited on behalf of the Board of Epic Energy Resources, Inc.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW*	☐

Number of voting shares: _________________________________________________

Dated: ________________________________________________________________

Signature: _____________________________________________________________

Signature: _____________________________________________________________

Signature if held jointly __________________________________________________

(Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each join owner should sign.)

*If applicable, please note address change in the following space.